As filed with the Securities and Exchange Commission on October 21, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Superior Drilling Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	1389	46-4341605
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1583 South 1700 East
Vernal, Utah 84078
(435) 789-0594

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Troy Meier
Chief Executive Officer
Superior Drilling Products, Inc.
1583 South 1700 East
Vernal, Utah 84078
(435) 789-0594

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. Reedy
Kevin J. Poli
Porter Hedges LLP
1000 Main, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6674
Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share(1)	700,000	$0.83(2),(3)	$581,000(2),(3)	$68	(3)

(1)	Represents shares of Common Stock registered for resale by the selling stockholders named in this registration statement.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, or the Securities Act.
(3)	Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee is calculated on the basis of the average of the high and low sale prices of the registrant’s common stock on October 19, 2016, as reported on the NYSE MKT.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 21, 2016

PROSPECTUS

700,000 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to 700,000 shares of our common stock. We issued the shares to the selling stockholders in partial satisfaction of a loan payment which was to become due to the selling stockholders on October 15, 2016.

The selling stockholders identified in this prospectus (which term as used in this prospectus includes their respective partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest) may offer this common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Although we will incur expenses in connection with the registration of the securities, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is quoted on the NYSE MKT under the symbol “SDPI.” The last reported sale price of our common stock on October 19, 2016 was $0.81 per share.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission. Under this registration statement, the selling stockholders named in this prospectus or any supplement to this prospectus may sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. You should read this prospectus together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

SUPERIOR DRILLING PRODUCTS, INC.

Superior Drilling Products, Inc. is a drilling and completion tool technology company. We are an innovative, cutting-edge refurbisher of PDC (polycrystalline diamond compact) drill bits, and a designer and manufacturer of new drill bit and horizontal drill string enhancement tools for the oil, natural gas and mining services industry. All of the drilling tools that we rent or sell are manufactured by us. Our customers are engaged in domestic and international exploration and production of oil and natural gas.

As used in this prospectus, the terms the “Company,” “we,” “us” and “our” mean Superior Drilling Company, Inc., a Utah corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. Our principal executive office is located at 1583 South 1700 East, Vernal, Utah 84078, and our phone number is (435) 789-0594.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

•	the volatility of oil and natural gas prices;
•	the cyclical nature of the oil and gas industry;
•	availability of financing, flexibility in restructuring existing debt and access to capital markets;
•	consolidation within our customers’ industries;
•	competitive products and pricing pressures;
•	our reliance on significant customers, specifically, Baker Hughes;
•	the pending Baker Hughes merger;
•	our limited operating history;
•	fluctuations in our operating results;
•	our dependence on key personnel;
•	costs of raw materials;
•	our dependence on third party suppliers;
•	unforeseen risks in our manufacturing processes;
•	the need for skilled workers;
•	our ability to successfully manage our growth strategy;
•	unanticipated risks associated with, and our ability to integrate, acquisitions;
•	current and potential governmental regulatory actions in the United States and regulatory actions and political unrest in other countries;
•	terrorist threats or acts, war and civil disturbances;
•	our ability to protect our intellectual property;
•	impact of environmental matters, including future environmental regulations;
•	implementing and complying with safety policies;

•	breaches of security in our information systems;
•	related party transactions with our founders; and
•	risks associated with our common stock.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, file reports, proxy statements and other information with the Commission as required by the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

We have filed a registration statement with the Commission on Form S-1 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 31, 2016 (File No. 001-36453); Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, filed with the Commission on April 29, 2016 (File No. 001-36453);
•	Our Quarterly Report on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016, filed with the Commission on May 16, 2016 and August 15, 2016, respectively (File No. 001-36453);
•	A description of our capital stock contained in our Form 8-A filed with the Commission on May 12, 2014 (File No. 001-36453); and
•	Our Current Reports on Form 8-K, filed with the Commission on January 29, 2016, February 5, 2016, March 10, 2016, March 14, 2016, March 30, 2016, May 13, 2016, May 17, 2016, August 11, 2016, August 17, 2016, August 31, 2016, September 7, 2016, September 30, 2016, October 5, 2016 and October 11, 2016 (File No. 001-36453) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Superior Drilling Products, Inc., 1583 South 1700 East, Vernal, Utah 84078, Attention: Chief Financial Officer, telephone number: (435) 789-0594. We maintain a website at www.sdpi.com. The reports incorporated herein by reference may also be accessed through our website at http://www.sdpi.com/SECFilings. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2015, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders. The selling stockholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with certain of the selling stockholders’ out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration, offer and sale of the shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 120,000,000, consisting of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. We had 23,961,631 shares of common stock, and no shares of preferred stock, outstanding as of October 19, 2016.

In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Voting rights.  Holders of common stock are entitled to one vote per share on any matter to be voted upon by shareholders. All shares rank equally as to voting and all other matters. The shares of common stock have no preemptive or conversion rights, no redemption or sinking fund provisions, are not liable for further call or assessment and are not entitled to cumulative voting rights.

Dividend rights.  For as long as such stock is outstanding, the holders of common stock are entitled to receive ratably any dividends when and as declared from time to time by our board of directors out of funds legally available for dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.

Liquidation rights.  Upon a liquidation or dissolution of our company, whether voluntary or involuntary, creditors will be paid before any distribution to holders of our common stock. After such distribution, holders of common stock are entitled to receive a pro rata distribution per share of any excess amount.

Preferred Stock

Our articles of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.001 per share, covering up to an aggregate of 20,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Anti-Takeover Provisions in Our Articles of Incorporation and Bylaws

Our articles of Incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of directors and filling board vacancies.  Our bylaws provide that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may be filled by the affirmative vote of a majority of the shareholders, or by a majority of our directors then in office even if less than a quorum.

Meetings of shareholders.  Our bylaws (a) provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of shareholders, and (b) limit the business that may be conducted at an annual meeting of shareholders to those matters properly brought before the meeting.

Advance notice requirements.  Our bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws.

Amendment to Bylaws and Articles of Incorporation.  Except as otherwise required by Utah law, any amendment of our articles of incorporation must first be approved by a majority of our board of directors and thereafter be approved by a majority vote of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to shareholder action, directors, indemnification and the amendment of our bylaws and articles of incorporation must be approved by no less than 66 2/3% of the voting power of all of the shares of capital stock issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to certain limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least a majority of the voting power of all of the shares of capital stock issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.

Blank check preferred stock.  The existence of our authorized but unissued shares of preferred stock may enable our board of directors to make it more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our shareholders, our board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or other classes of preferred stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control.

Utah Control Shares Acquisition Act

We are organized under Utah law. Some provisions of Utah law may delay or prevent a transaction that would cause a change in our control. Under our articles of incorporation we have opted that Section 61-6-1, et seq. of the Utah Code Annotated, as amended, an anti-takeover law commonly referred to as the Control Shares Acquisition Act, will not apply to us.

Other Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation provides that, subject to the rights of any issued preferred stock, our board of directors will be a staggered board of directors consisting of different terms designated as Class I, Class II and Class III, respectively. At the first annual meeting of shareholders following the closing of our initial public offering held in June 2015, Michael Ronca, the sole Class I director, was elected for a full term of three years. At the second annual meeting of shareholders following the closing of our initial public offering which will be held in 2016, the term of office of the initial Class II directors, Annette Meier and Terence Cryan, shall expire and the successor Class II directors shall be elected for a full term of three years. At the third annual meeting of shareholders following the closing of our initial public offering which will be held in 2017, the term of office of the initial Class III directors, G. Troy Meier and Robert Iversen shall expire and the successor Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors.

Since there is no cumulative voting in the election of directors, this classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest. Pursuant to our articles of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation, which could impact the ability to remove directors as currently contemplated.

Ability of Our Shareholders to Act

Our bylaws provide that any shareholder or shareholders holding at least 10% of the total voting power may call special shareholders meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our shareholders, or at any special meeting of our shareholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our shareholders.

In addition to any other applicable requirements, for a nomination to be properly brought by a shareholder, such shareholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our bylaws provide that no business may be transacted at any annual meeting of our shareholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors or (c) otherwise properly brought by any of our shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

Our articles of incorporation provide that to the fullest extent permitted by the bylaws or the Utah Revised Business Corporation Act, or the Act, or any other applicable law, as either may be amended, a director shall have no liability to the us or our shareholders for monetary damages for conduct, any action taken, or any failure to take any action as a director. As permitted by the Act, directors will not be personally liable to us or our shareholders for monetary damages as a director except liability for (a) the amount of a financial benefit received by a director to which he’s not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) an unlawful distribution in violation of Section 16-10a-842 of the Act; or (d) an intentional violation of criminal law.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our bylaws provide that:

•	we will indemnify our directors to the fullest extent permitted by the Act, including advancing expenses in connection with legal proceedings, subject to limited exceptions;
•	the corporation may, to the extent permitted by the Act, by action of its board of directors, agree to indemnify officers, employees and other agents of the corporation and may advance expenses to such persons.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnity in connection with any proceeding in which a right to indemnification is available.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control our company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty, or may have the practical effect in some cases of eliminating our shareholders’ ability to collect monetary damages from our directors and executive officers. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Listing

Our common stock is listed for quotation on the NYSE MKT under the symbol “SDPI.”

Transfer Agent and Registrar

VStock Transfer is transfer agent and registrar for our common stock.

SELLING STOCKHOLDERS

The following table sets forth information relating to the selling stockholders’ beneficial ownership of our shares as of October 19, 2016. This prospectus covers the offering for resale from time to time of up to 700,000 shares owned by the selling stockholders. We issued the shares to the selling stockholders in partial satisfaction of a loan payment which was to become due to the selling stockholder on October 15, 2016. As used in this prospectus, “selling stockholders” includes partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest selling shares received from a named selling stockholder after the date of this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.

The following table and related footnotes set forth:

•	the name of each selling stockholder;
•	if different, the name of the natural person(s) who exercise(s) sole/shared voting and/or investment power with respect to the shares;
•	the number of our shares beneficially owned by such stockholder prior to the offering;
•	the number being offered for the stockholder’s account; and
•	the number to be owned by such stockholder after completion of the offering (assuming the sale of all shares offered by this prospectus).

Unless otherwise indicated, none of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We prepared the table based on information supplied to us by the selling stockholders. We have not sought to verify such information. The percentages of shares beneficially owned and being offered are based on the 23,961,631 shares of common stock that were outstanding as of October 19, 2016, unless otherwise stated in the footnotes to the table below. Additionally, some or all of the selling stockholders may have sold or transferred some or all of their shares in exempt or non-exempt transactions since such date. Other information about the selling stockholders may also change over time.

	Common Stock Beneficially Owned Prior to Offering			Number of Shares Which May be Sold in This Offering	Common Stock Beneficially Owned After this Offering(1)
Selling Stockholder	Number		Percent		Number		Percent
WMAFC, Inc.	700,000	(2)	2.9%	700,000	0	(2)	0%

*	Less than one percent.
(1)	Assumes that the selling stockholders will sell all of the common stock offered pursuant to this prospectus.
(2)	James D. Isenhour, an individual resident of the State of Colorado, has voting and investment control over the shares of common stock held by WMAFC, Inc. The address for WMAFC, Inc. is 7507 County Road 72, Windsor, Colorado 80550.

PLAN OF DISTRIBUTION

The selling stockholders and any of their partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on the NYSE MKT or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, the prevailing market prices or negotiated prices. The selling stockholders may use any one or more of the following methods when selling such shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	any exchange distribution in accordance with the rules of the applicable exchange;
•	sales in the over-the-counter market;
•	underwritten transactions;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA, and, in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01-0.2.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date such registration statement has been declared effective by the Commission.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the partners, transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the shares may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of the common stock by the selling stockholders.

Because a selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act, and the rules and regulations thereunder promulgated, as applicable to such selling stockholders in connection with resales of their respective shares under the registration statement of which this prospectus forms a part. These provisions and regulations may limit the timing of purchases and sales of common stock by them and the marketability of such securities.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will pay all expenses of the registration of the shares of common stock including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Snell & Wilmer L.L.P., Salt Lake City, Utah. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The following financial statements incorporated by reference in this prospectus and the related registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference, and have been incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting:

•	Financial statements of Superior Drilling Products, Inc. as of December 31, 2015, 2014 and 2013;
•	Combined and consolidated financial statements of Superior Drilling Products, et al. as of and for each of the years ended December 31, 2013 and 2012; and
•	Financial statements of Hard Rock Solutions, Inc. as of and for each of the years ended December 31, 2013 and 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$68
Accounting fees and expenses	$2,500
Legal fees and expenses	$13,000
Printing and engraving expenses	$—
Miscellaneous	$1,432
Total	$17,000

Item 15. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation provide that to the fullest extent permitted by the Company’s bylaws (the “Bylaws”) or the Utah Revised Business Corporation Act (the “Act”), or any other applicable law, as either may be amended, a director shall have no liability to the Company or its shareholders for monetary damages for conduct, any action taken, or any failure to take any action as a director. As permitted by the Act, directors will not be personally liable to the Company or the Company’s shareholders for monetary damages for any action taken or any failure to take action as a director except liability for (a) the amount of a financial benefit received by a director to which he’s not entitled; (b) an intentional infliction of harm on the Company or its shareholders; (c) an unlawful distribution in violation of Section 16-10a-842 of the Act; or (d) an intentional violation of criminal law.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, the Bylaws provide that:

•	the Company will indemnify its directors to the fullest extent permitted by the Act, including advancing expenses in connection with legal proceedings, subject to limited exceptions; and
•	the Company may, to the extent permitted by the Act, by action of its board of directors, agree to indemnify officers, employees and other agents of the Company and may advance expenses to such persons.

The Company has entered into indemnification agreements with each of the Company’s executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, the Company will indemnify each of its executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnity in connection with any proceeding in which a right to indemnification is available.

The Company maintains general liability insurance that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage shareholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty, or may have the practical effect in some cases of eliminating the Company’s shareholders’ ability to collect monetary damages from its directors and officers. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
3.2	Articles of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on May 6, 2014).
3.3	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 7, 2015).
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
5.1(1)	Opinion of Snell & Wilmer L.L.P. with respect to legality of the securities, including consent.
10.1	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.2	2014 Employee Stock Incentive Plan with forms of award agreements as Exhibits (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).†
10.3	Form of Executive Employment Agreement between SD Company, Inc. and Troy Meier, as CEO (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).†
10.4	Form of Executive Employment Agreement between SD Company, Inc. and Annette Meier, as President (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).†
10.5	Form of Executive Employment Agreement between SD Company, Inc. and Christopher Cashion, as CFO (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).†
10.6	Vendor Agreement between Superior Drilling Products, LLC, and Hughes Christensen, a division of Baker Hughes Oilfield Operations, Inc., dated October 28, 2013 with Exhibit A (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.7	Commercial Lease, dated August 15, 2013, between Meier Properties, Series LLC, as landlord, and Baker Hughes Oilfield Operations, Inc., as tenant (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.8	Acknowledgement letter, dated September 11, 2013, between Superior Drilling Products, LLC and Hard Rock Solutions, Inc., regarding the Drill-N-Ream commissions (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.9	Membership Interest Purchase Agreement (MIPA), dated January 28, 2014, between Hard Rock Solutions, Inc., as seller, and Superior Drilling Products, LLC, as buyer, of Hard Rock Solutions, LLC, with Exhibits (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

Exhibit No.	Description of Exhibit
10.10	Intellectual Property Protection Agreement (IPPA), dated January 28, 2014, between 3cReamers, LLC, Hard Rock Solutions, LLC, James D. Isenhour, and Troy Meier (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.11	Form of Subordinated Promissory Note from Hard Rock Solutions LLC and Superior Drilling Products LLC, as borrower, in favor of Hard Rock Solutions, Inc., as lender, to be executed upon closing of the Hard Rock acquisition (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.12	Form of Security and Pledge Agreement between SD Company, Inc., as debtor, in favor of Hard Rock Solutions, Inc., as secured party, to be executed upon closing of the Hard Rock acquisition with attached Schedule A (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.13	Form of Assignment Agreement between Superior Drilling Products, LLC and SD Company, Inc. assigning SDP’s rights under the MIPA and IPPA to SDC, to be executed in connection with the Reorganization (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.14	Securities Purchase Agreement, dated February 24, 2014, between SD Company, Inc. and Superior Drilling Products, LLC, as borrowers, and D4D, LLC, as lender, for $2 million bridge loan with attached exhibits (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.15	Secured Convertible Promissory Note, dated February 24, 2014, in the original principal amount of $2 million, from SD Company, Inc. and Superior Drilling Products, LLC, as borrowers, in favor of D4D, LLC, as lender, with Exhibits (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.16	Security Agreements, dated February 24, 2014, between SD Company Inc. and Superior Drilling Products, LLC, respectively, as debtors, and D4D LLC, as secured party (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.17	Form of Common Stock Purchase Warrant to be issued by SD Company Inc. in favor of D4D LLC upon conversion of $2 million bridge loan with attached exhibits (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.18	Form of Registration Rights Agreement to be entered into between SD Company Inc. and D4D, LLC upon conversion of $2 million bridge loan (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.19	Standard Industrial/Commercial Single-Tenant Lease, dated January 17, 2014, between Superior Drilling Products of California, LLC (SDP(CA)), as lessor, and Roger Holder, as lessee, with respect to our Bakersfield facilities (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

Exhibit No.	Description of Exhibit
10.20	Loan Agreement, dated July 3, 2012, between Meier Properties, Series LLC and Superior Drilling Products LLC, as co-borrowers, and Proficio Bank, as lender. (Proficio Loan 1) (incorporated by reference to Exhibit 10.35 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.21	Term Note, dated July 3, 2012, from Meier Properties, Series LLC and Superior Drilling Products LLC, as co-borrowers, and Proficio Bank, as lender, in the original principal amount of $240,000. (Proficio Loan 1) with attached exhibits (incorporated by reference to Exhibit 10.36 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.22	Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated July 3, 2012, from Meier Properties, Series LLC, as grantor, to Proficio Bank, as trustee, and Proficio Bank, as beneficiary. (Proficio Loan 1) (incorporated by reference to Exhibit 10.37 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.23	Loan Agreement(s), dated December 30, 2013, between Superior Drilling Products, LLC, Meier Leasing, LLC and Meier Management Company, LLC, as co-borrowers, respectively, and Proficio Bank, as lender. (Proficio Loan 2) (incorporated by reference to Exhibit 10.38 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.24	U.S. Small Business Administration Note, dated December 30, 2013, from Superior Drilling Products, LLC, Meier Leasing, LLC and Meier Management Company, LLC, as co-borrowers, in favor of Proficio Bank, as lender, in the original principal amount of $627,000. (Proficio Loan 2) (incorporated by reference to Exhibit 10.39 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.25	Unconditional Guaranty(s) from each of Gilbert Troy Meier, Annette D. Meier, the Gilbert Troy Meier Trust, the Annette Deuel Meier Trust, and Meier Family Holding Company, guarantor(s), respectively, to Proficio Bank, as lender, each dated December 30, 2013. (Proficio Loan 2) (incorporated by reference to Exhibit 10.40 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.26	Term Note, dated February 4, 2013, between Meier Leasing, LLC and Meier Management Company, LLC, as co-borrowers, and Proficio Bank, as lender, in the original principal amount of $592,000. (Proficio Loan 3) (incorporated by reference to Exhibit 10.42 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.27	Third Amendment to Loan Agreement (dated December 18, 2013), Second Amendment to Loan Agreement (dated June 15, 2009), First Amendment to Loan Agreement (dated December 10, 2007), and original Loan Agreement (dated August 10, 2007), between Tronco Energy Corporation, as borrower, Philco Exploration, LLC, as subsidiary, and Fortuna Asset Management LLC (and its assignee ACF Property Management, Inc. for the amendments). (Tronco Loan) (incorporated by reference to Exhibit 10.43 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.28	Second Amended and Restated Promissory Note, dated January 1, 2014, between Tronco Energy Corporation, as borrower, and ACF Property Management Inc. as lender (assignee from Fortuna Asset Management LLC). (Tronco Loan) (incorporated by reference to Exhibit 10.44 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

Exhibit No.	Description of Exhibit
10.29	Security Agreement Pledge between Tronco Energy Corporation, as debtor, and ACF Property Management Inc. as secured party; and Owner Consent to Pledge from Meier Family Holding Company, LLC, with respect to 95% of the limited liability company interests in Superior Drilling Products, LLC, each dated June 15, 2009. (Tronco Loan) (incorporated by reference to Exhibit 10.45 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.30	Security Agreement Pledge between Tronco Energy Corporation, as debtor, and ACF Property Management Inc. as secured party; and Owner Consent to Pledge from Meier Management Company, LLC, with respect to 5% of the limited liability company interests in Superior Drilling Products, LLC, each dated June 15, 2009. (Tronco Loan) (incorporated by reference to Exhibit 10.46 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.31	Security Agreement Pledge between Tronco Energy Corporation, as debtor, and ACF Property Management Inc., as secured party; and Owner Consent to Pledge from Meier Management Company, with respect to 100% of the limited liability company interests in Superior Design and Fabrication, LLC, each dated December 18, 2013. (Tronco Loan) (incorporated by reference to Exhibit 10.47 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.32	Guaranty(s) from Gilbert Troy Meier Trust (dated August 10, 2009), and from Superior Drilling Products, LLC and Superior Design and Fabrication, LLC (dated December 18th, 2013), in favor of ACF Property Management, Inc., as lender. (Tronco Loan) (incorporated by reference to Exhibit 10.48 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.33	Loan Purchase Agreement between ACF Property Management Inc., as lender and seller, SD Company Inc., as buyer, and Tronco Energy Corporation, as borrower, dated January 1, 2014. (Tronco Loan) (incorporated by reference to Exhibit 10.49 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.34	Loan Agreement, dated April 3, 2012, between Meier Properties Series LLC and Superior Auto Body & Paint LLC (SABP) as co-borrowers, and Mountain West Small Business Finance, as lender. (SABP Loan 1); Change in Terms Agreement dated March 19, 2012, between Superior Auto BODY & Paint LLC, as borrower and Mountain America Credit Union, as Lender; and Change in Terms Agreement dated March 19, 2012, between Superior Auto BODY & Paint LLC, as borrower and Mountain America Credit Union, as Lender (incorporated by reference to Exhibit 10.50 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).
10.35	Promissory Note dated March 19, 2012, from Superior Auto Body and Paint LLC, as borrower, in favor of Mountain America Credit Union in the amount of $1,698,005.00 (incorporated by reference to Exhibit 10.51 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.36	Loan Agreement, dated May 25, 2012, between Meier Properties Series LLC and SABP, as co-borrowers and Mountain West Small Business Finance, as lender. (SABP Loan 2) (incorporated by reference to Exhibit 10.52 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.37	U.S. Small Business Administration Note, dated May 25, 2012, between Meier Properties, Series LLC, as debtor, SABP, as operating company, and Mountain West Small Business Finance, as lender, in the original principal amount of $1,159,000.00 (SABP Loan 2) (incorporated by reference to Exhibit 10.53 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

Exhibit No.	Description of Exhibit
10.38	Security Agreement(s), dated May 25, 2012, between each of Meier Properties, Series LLC and SABP, as debtor(s), and Mountain West Small Business Finance, as lender. (SABP Loan 2) (incorporated by reference to Exhibit 10.54 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.39	Continuing Guaranty, dated May 20, 2011, by Superior Drilling Products, as guarantor, to Mountain America Federal Credit Union, as lender. (SABP Loans 1 and 2) (incorporated by reference to Exhibit 10.55 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.40	Lease, dated May 25, 2012, between Meier Properties, Series LLC, as lessor, and SABP, as lessee (incorporated by reference to Exhibit 10.56 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.41	Confirmation of Guaranties from Troy Meier, Annette Meier, the G. Troy Meier Trust, and the Annette Deuel Meier Trust, to Superior Drilling Products, Inc. (incorporated by reference to Exhibit 10.57 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on May 12, 2014).
10.42	Stock Pledge Agreement between Meier Management Company, LLC and Superior Drilling Products, Inc. (incorporated by reference to Exhibit 10.58 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on May 12, 2014).
10.43	Stock Pledge Agreement between Meier Family Holding Company, LLC and Superior Drilling Products, Inc. (incorporated by reference to Exhibit 10.59 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on May 12, 2014).
10.44	Loan Agreement dated February 4, 2013, between Meier Leasing, LLC and Meier Management Company, LLC, as co-borrowers, and Proficio Bank, as lender. (Proficio Loan 3) (incorporated by reference to Exhibit 10.41 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.45	Exclusive Manufacturing, Marketing, Sales and Consulting Agreement among Hard Rock Solutions, LLC, Extreme Technologies, LLC, Tenax Energy Solutions, LLC and Kevin Jones dated January 9, 2015 (incorporated by reference to Exhibit 10.45 to the Company’s annual report on form 10-K for the year ended December 31, 2014 filed on March 31, 2015.
10.46	Business Loan Agreement between Meier Properties, Series LLC and American Bank of the North dated April 9, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 15, 2015).
10.47	Commercial Guaranty between Superior Drilling Products, Inc. and American Bank of the North dated April 9, 2015 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 15, 2015).
10.48	Commercial Guaranty between G. Troy Meier and American Bank of the North dated April 9, 2015 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 15, 2015).
10.49	Commercial Guaranty between Annette Meier and American Bank of the North dated April 9, 2015 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 15, 2015).
10.50	Amended and Restated Promissory Note from Hard Rock Solutions, LLC and Superior Drilling Solutions, LLC in favor of WMAFC, Inc. dated April 22, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 28, 2015).

Exhibit No.	Description of Exhibit
10.51	Form of Nonstatutory Stock Option Agreement (3 Year Vesting) under the 2015 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015).
10.52	Form of Nonstatutory Stock Option Agreement (3 Year Vesting) under the 2015 Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015).
10.53	Form of Award of Restricted Stock (3 Year Vesting) under the 2015 Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015).
10.54	Form of Award of Restricted Stock (2 Year Vesting) under the 2015 Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015).
10.55	2015 Long Term Incentive Plan effective June 15, 2015 (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2015).
10.56	Second Amended and Restated Promissory Note from Hard Rock Solutions, LLC and Superior Drilling Solutions, LLC in favor of WMAFC, Inc. dated September 28, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on October 1, 2015).
10.57	Business Subcontractor Agreement between Hard Rock Solutions, LLC and Baker Hughes Oilfield Operations, Inc. dated January 25, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on January 29, 2016).
10.58	Loan and Security Agreement among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock, LLC and Extreme Technologies, LLC as co-Borrowers and Federal National Commercial Credit as Lender date March 8, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.59	Promissory Note dated March 8, 2016 issued in favor of Federal National Commercial Credit as Lender (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.60	Term Promissory Note dated March 8, 2016 issued in favor of Federal National Commercial Credit as Lender (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.61	Subordination Agreement among Superior Drilling Products, Inc., Meier Management Company, LLC and Federal National Commercial Credit dated March 8, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.62	Form of Fully Vested Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.63	Amended Loan and Security Agreement among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock, LLC and Extreme Technologies, LLC as co-Borrowers and Federal National Commercial Credit as Lender dated March 28, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 30, 2016).
10.64	Distribution Agreement between Hard Rock Solutions, LLC and Drilling Tools International, Inc. dated May 12, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2016).
10.65	Second Amendment to Loan and Security Agreement among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock, LLC and Extreme Technologies, LLC as co-Borrowers and Federal National Commercial Credit as Lender dated May 12, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 16, 2016).

Exhibit No.	Description of Exhibit
10.66	Promissory Note from Superior Drilling Products Inc. in favor of the Donald A. Foss Revocable Living Trust dated August 5, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 11, 2016).
10.67	Warrant issued by Superior Drilling Products, Inc. in favor of the Donald A. Foss Revocable Living Trust dated August 5, 2016 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 11, 2016).
10.68	Promissory Note from Hard Rock Solutions, LLC and Superior Drilling Solutions, LLC in favor of WMAFC, Inc. dated August 10, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 11, 2016).
10.69	Modification and Forbearance Agreement dated August 16, 2016 by and among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock Solutions, LLC, Extreme Technologies, LLC and Federal National Payables, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 17, 2016).
10.70	Guaranty dated August 16, 2016 among G. Troy Meier, Annette Meier, and Federal National Payables, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 17, 2016).
10.71	Amended and Restated Distribution Agreement between Hard Rock Solutions, LLC and Drilling Tools International, Inc. dated August 30, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2016).
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).
23.1(1)	Consent of Hein & Associates LLP.
23.2(1)	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (contained in signature pages).

(1)	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vernal, State of Utah, on the 21st day of October, 2016.

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ G. Troy Meier G. Troy Meier Chief Executive Officer

We the undersigned officers and directors of Superior Drilling Products, Inc., hereby, severally constitute and appoint G. Troy Meier and Annette Meier, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Superior Drilling Products, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ G. Troy Meier G. Troy Meier	Chief Executive Officer and Chairman (Principal Executive Officer)	October 21, 2016
/s/ Christopher Cashion Christopher Cashion	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2016
/s/ Annette Meier Annette Meier	Director	October 21, 2016
/s/ Terence Cryan Terence Cryan	Director	October 21, 2016
/s/ Michael Ronca Michael Ronca	Director	October 21, 2016
/s/ Robert Iversen Robert Iversen	Director	October 21, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
3.2	Articles of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on May 6, 2014).
3.3	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 7, 2015).
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
5.1(1)	Opinion of Snell & Wilmer L.L.P. with respect to legality of the securities, including consent.
10.1	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.2	2014 Employee Stock Incentive Plan with forms of award agreements as Exhibits (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).†
10.3	Form of Executive Employment Agreement between SD Company, Inc. and Troy Meier, as CEO (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).†
10.4	Form of Executive Employment Agreement between SD Company, Inc. and Annette Meier, as President (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).†
10.5	Form of Executive Employment Agreement between SD Company, Inc. and Christopher Cashion, as CFO (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).†
10.6	Vendor Agreement between Superior Drilling Products, LLC, and Hughes Christensen, a division of Baker Hughes Oilfield Operations, Inc., dated October 28, 2013 with Exhibit A (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.7	Commercial Lease, dated August 15, 2013, between Meier Properties, Series LLC, as landlord, and Baker Hughes Oilfield Operations, Inc., as tenant (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.8	Acknowledgement letter, dated September 11, 2013, between Superior Drilling Products, LLC and Hard Rock Solutions, Inc., regarding the Drill-N-Ream commissions (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.9	Membership Interest Purchase Agreement (MIPA), dated January 28, 2014, between Hard Rock Solutions, Inc., as seller, and Superior Drilling Products, LLC, as buyer, of Hard Rock Solutions, LLC, with Exhibits (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

Exhibit No.	Description of Exhibit
10.10	Intellectual Property Protection Agreement (IPPA), dated January 28, 2014, between 3cReamers, LLC, Hard Rock Solutions, LLC, James D. Isenhour, and Troy Meier (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.11	Form of Subordinated Promissory Note from Hard Rock Solutions LLC and Superior Drilling Products LLC, as borrower, in favor of Hard Rock Solutions, Inc., as lender, to be executed upon closing of the Hard Rock acquisition (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.12	Form of Security and Pledge Agreement between SD Company, Inc., as debtor, in favor of Hard Rock Solutions, Inc., as secured party, to be executed upon closing of the Hard Rock acquisition with attached Schedule A (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.13	Form of Assignment Agreement between Superior Drilling Products, LLC and SD Company, Inc. assigning SDP’s rights under the MIPA and IPPA to SDC, to be executed in connection with the Reorganization (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.14	Securities Purchase Agreement, dated February 24, 2014, between SD Company, Inc. and Superior Drilling Products, LLC, as borrowers, and D4D, LLC, as lender, for $2 million bridge loan with attached exhibits (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.15	Secured Convertible Promissory Note, dated February 24, 2014, in the original principal amount of $2 million, from SD Company, Inc. and Superior Drilling Products, LLC, as borrowers, in favor of D4D, LLC, as lender, with Exhibits (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.16	Security Agreements, dated February 24, 2014, between SD Company Inc. and Superior Drilling Products, LLC, respectively, as debtors, and D4D LLC, as secured party (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.17	Form of Common Stock Purchase Warrant to be issued by SD Company Inc. in favor of D4D LLC upon conversion of $2 million bridge loan with attached exhibits (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.18	Form of Registration Rights Agreement to be entered into between SD Company Inc. and D4D, LLC upon conversion of $2 million bridge loan (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.19	Standard Industrial/Commercial Single-Tenant Lease, dated January 17, 2014, between Superior Drilling Products of California, LLC (SDP(CA)), as lessor, and Roger Holder, as lessee, with respect to our Bakersfield facilities (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

Exhibit No.	Description of Exhibit
10.20	Loan Agreement, dated July 3, 2012, between Meier Properties, Series LLC and Superior Drilling Products LLC, as co-borrowers, and Proficio Bank, as lender. (Proficio Loan 1) (incorporated by reference to Exhibit 10.35 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.21	Term Note, dated July 3, 2012, from Meier Properties, Series LLC and Superior Drilling Products LLC, as co-borrowers, and Proficio Bank, as lender, in the original principal amount of $240,000. (Proficio Loan 1) with attached exhibits (incorporated by reference to Exhibit 10.36 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.22	Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated July 3, 2012, from Meier Properties, Series LLC, as grantor, to Proficio Bank, as trustee, and Proficio Bank, as beneficiary. (Proficio Loan 1) (incorporated by reference to Exhibit 10.37 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.23	Loan Agreement(s), dated December 30, 2013, between Superior Drilling Products, LLC, Meier Leasing, LLC and Meier Management Company, LLC, as co-borrowers, respectively, and Proficio Bank, as lender. (Proficio Loan 2) (incorporated by reference to Exhibit 10.38 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.24	U.S. Small Business Administration Note, dated December 30, 2013, from Superior Drilling Products, LLC, Meier Leasing, LLC and Meier Management Company, LLC, as co-borrowers, in favor of Proficio Bank, as lender, in the original principal amount of $627,000. (Proficio Loan 2) (incorporated by reference to Exhibit 10.39 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.25	Unconditional Guaranty(s) from each of Gilbert Troy Meier, Annette D. Meier, the Gilbert Troy Meier Trust, the Annette Deuel Meier Trust, and Meier Family Holding Company, guarantor(s), respectively, to Proficio Bank, as lender, each dated December 30, 2013. (Proficio Loan 2) (incorporated by reference to Exhibit 10.40 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.26	Term Note, dated February 4, 2013, between Meier Leasing, LLC and Meier Management Company, LLC, as co-borrowers, and Proficio Bank, as lender, in the original principal amount of $592,000. (Proficio Loan 3) (incorporated by reference to Exhibit 10.42 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.27	Third Amendment to Loan Agreement (dated December 18, 2013), Second Amendment to Loan Agreement (dated June 15, 2009), First Amendment to Loan Agreement (dated December 10, 2007), and original Loan Agreement (dated August 10, 2007), between Tronco Energy Corporation, as borrower, Philco Exploration, LLC, as subsidiary, and Fortuna Asset Management LLC (and its assignee ACF Property Management, Inc. for the amendments). (Tronco Loan) (incorporated by reference to Exhibit 10.43 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.28	Second Amended and Restated Promissory Note, dated January 1, 2014, between Tronco Energy Corporation, as borrower, and ACF Property Management Inc. as lender (assignee from Fortuna Asset Management LLC). (Tronco Loan) (incorporated by reference to Exhibit 10.44 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

Exhibit No.	Description of Exhibit
10.29	Security Agreement Pledge between Tronco Energy Corporation, as debtor, and ACF Property Management Inc. as secured party; and Owner Consent to Pledge from Meier Family Holding Company, LLC, with respect to 95% of the limited liability company interests in Superior Drilling Products, LLC, each dated June 15, 2009. (Tronco Loan) (incorporated by reference to Exhibit 10.45 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.30	Security Agreement Pledge between Tronco Energy Corporation, as debtor, and ACF Property Management Inc. as secured party; and Owner Consent to Pledge from Meier Management Company, LLC, with respect to 5% of the limited liability company interests in Superior Drilling Products, LLC, each dated June 15, 2009. (Tronco Loan) (incorporated by reference to Exhibit 10.46 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.31	Security Agreement Pledge between Tronco Energy Corporation, as debtor, and ACF Property Management Inc., as secured party; and Owner Consent to Pledge from Meier Management Company, with respect to 100% of the limited liability company interests in Superior Design and Fabrication, LLC, each dated December 18, 2013. (Tronco Loan) (incorporated by reference to Exhibit 10.47 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.32	Guaranty(s) from Gilbert Troy Meier Trust (dated August 10, 2009), and from Superior Drilling Products, LLC and Superior Design and Fabrication, LLC (dated December 18th, 2013), in favor of ACF Property Management, Inc., as lender. (Tronco Loan) (incorporated by reference to Exhibit 10.48 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.33	Loan Purchase Agreement between ACF Property Management Inc., as lender and seller, SD Company Inc., as buyer, and Tronco Energy Corporation, as borrower, dated January 1, 2014. (Tronco Loan) (incorporated by reference to Exhibit 10.49 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.34	Loan Agreement, dated April 3, 2012, between Meier Properties Series LLC and Superior Auto Body & Paint LLC (SABP) as co-borrowers, and Mountain West Small Business Finance, as lender. (SABP Loan 1); Change in Terms Agreement dated March 19, 2012, between Superior Auto BODY & Paint LLC, as borrower and Mountain America Credit Union, as Lender; and Change in Terms Agreement dated March 19, 2012, between Superior Auto BODY & Paint LLC, as borrower and Mountain America Credit Union, as Lender (incorporated by reference to Exhibit 10.50 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).
10.35	Promissory Note dated March 19, 2012, from Superior Auto Body and Paint LLC, as borrower, in favor of Mountain America Credit Union in the amount of $1,698,005.00 (incorporated by reference to Exhibit 10.51 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.36	Loan Agreement, dated May 25, 2012, between Meier Properties Series LLC and SABP, as co-borrowers and Mountain West Small Business Finance, as lender. (SABP Loan 2) (incorporated by reference to Exhibit 10.52 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.37	U.S. Small Business Administration Note, dated May 25, 2012, between Meier Properties, Series LLC, as debtor, SABP, as operating company, and Mountain West Small Business Finance, as lender, in the original principal amount of $1,159,000.00 (SABP Loan 2) (incorporated by reference to Exhibit 10.53 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

Exhibit No.	Description of Exhibit
10.38	Security Agreement(s), dated May 25, 2012, between each of Meier Properties, Series LLC and SABP, as debtor(s), and Mountain West Small Business Finance, as lender. (SABP Loan 2) (incorporated by reference to Exhibit 10.54 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.39	Continuing Guaranty, dated May 20, 2011, by Superior Drilling Products, as guarantor, to Mountain America Federal Credit Union, as lender. (SABP Loans 1 and 2) (incorporated by reference to Exhibit 10.55 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.40	Lease, dated May 25, 2012, between Meier Properties, Series LLC, as lessor, and SABP, as lessee (incorporated by reference to Exhibit 10.56 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.41	Confirmation of Guaranties from Troy Meier, Annette Meier, the G. Troy Meier Trust, and the Annette Deuel Meier Trust, to Superior Drilling Products, Inc. (incorporated by reference to Exhibit 10.57 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on May 12, 2014).
10.42	Stock Pledge Agreement between Meier Management Company, LLC and Superior Drilling Products, Inc. (incorporated by reference to Exhibit 10.58 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on May 12, 2014).
10.43	Stock Pledge Agreement between Meier Family Holding Company, LLC and Superior Drilling Products, Inc. (incorporated by reference to Exhibit 10.59 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on May 12, 2014).
10.44	Loan Agreement dated February 4, 2013, between Meier Leasing, LLC and Meier Management Company, LLC, as co-borrowers, and Proficio Bank, as lender. (Proficio Loan 3) (incorporated by reference to Exhibit 10.41 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).
10.45	Exclusive Manufacturing, Marketing, Sales and Consulting Agreement among Hard Rock Solutions, LLC, Extreme Technologies, LLC, Tenax Energy Solutions, LLC and Kevin Jones dated January 9, 2015 (incorporated by reference to Exhibit 10.45 to the Company’s annual report on form 10-K for the year ended December 31, 2014 filed on March 31, 2015.
10.46	Business Loan Agreement between Meier Properties, Series LLC and American Bank of the North dated April 9, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 15, 2015).
10.47	Commercial Guaranty between Superior Drilling Products, Inc. and American Bank of the North dated April 9, 2015 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 15, 2015).
10.48	Commercial Guaranty between G. Troy Meier and American Bank of the North dated April 9, 2015 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 15, 2015).
10.49	Commercial Guaranty between Annette Meier and American Bank of the North dated April 9, 2015 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 15, 2015).
10.50	Amended and Restated Promissory Note from Hard Rock Solutions, LLC and Superior Drilling Solutions, LLC in favor of WMAFC, Inc. dated April 22, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 28, 2015).

Exhibit No.	Description of Exhibit
10.51	Form of Nonstatutory Stock Option Agreement (3 Year Vesting) under the 2015 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015).
10.52	Form of Nonstatutory Stock Option Agreement (3 Year Vesting) under the 2015 Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015).
10.53	Form of Award of Restricted Stock (3 Year Vesting) under the 2015 Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015).
10.54	Form of Award of Restricted Stock (2 Year Vesting) under the 2015 Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2015).
10.55	2015 Long Term Incentive Plan effective June 15, 2015 (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2015).
10.56	Second Amended and Restated Promissory Note from Hard Rock Solutions, LLC and Superior Drilling Solutions, LLC in favor of WMAFC, Inc. dated September 28, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on October 1, 2015).
10.57	Business Subcontractor Agreement between Hard Rock Solutions, LLC and Baker Hughes Oilfield Operations, Inc. dated January 25, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on January 29, 2016).
10.58	Loan and Security Agreement among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock, LLC and Extreme Technologies, LLC as co-Borrowers and Federal National Commercial Credit as Lender date March 8, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.59	Promissory Note dated March 8, 2016 issued in favor of Federal National Commercial Credit as Lender (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.60	Term Promissory Note dated March 8, 2016 issued in favor of Federal National Commercial Credit as Lender (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.61	Subordination Agreement among Superior Drilling Products, Inc., Meier Management Company, LLC and Federal National Commercial Credit dated March 8, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.62	Form of Fully Vested Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 10, 2016).
10.63	Amended Loan and Security Agreement among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock, LLC and Extreme Technologies, LLC as co-Borrowers and Federal National Commercial Credit as Lender dated March 28, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 30, 2016).
10.64	Distribution Agreement between Hard Rock Solutions, LLC and Drilling Tools International, Inc. dated May 12, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2016).
10.65	Second Amendment to Loan and Security Agreement among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock, LLC and Extreme Technologies, LLC as co-Borrowers and Federal National Commercial Credit as Lender dated May 12, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 16, 2016).

Exhibit No.	Description of Exhibit
10.66	Promissory Note from Superior Drilling Products Inc. in favor of the Donald A. Foss Revocable Living Trust dated August 5, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 11, 2016).
10.67	Warrant issued by Superior Drilling Products, Inc. in favor of the Donald A. Foss Revocable Living Trust dated August 5, 2016 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 11, 2016).
10.68	Promissory Note from Hard Rock Solutions, LLC and Superior Drilling Solutions, LLC in favor of WMAFC, Inc. dated August 10, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 11, 2016).
10.69	Modification and Forbearance Agreement dated August 16, 2016 by and among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock Solutions, LLC, Extreme Technologies, LLC and Federal National Payables, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 17, 2016).
10.70	Guaranty dated August 16, 2016 among G. Troy Meier, Annette Meier, and Federal National Payables, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 17, 2016).
10.71	Amended and Restated Distribution Agreement between Hard Rock Solutions, LLC and Drilling Tools International, Inc. dated August 30, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2016).
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).
23.1(1)	Consent of Hein & Associates LLP.
23.2(1)	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (contained in signature pages).

(1)	Filed herewith.